As filed with the Securities and Exchange Commission on September 16, 2019.

Registration No. 333-230284

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kosmos Energy Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0686001
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8176 Park Lane,

Dallas, Texas

214-445-9600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andrew G. Inglis

Chief Executive Officer

c/o Kosmos Energy, LLC

8176 Park Lan, Suite 500

Dallas, TX 75231

+1 214 445 9600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Byron B. Rooney

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post- effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post- effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post- effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer	☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-230284), registering shares of common stock, par value $0.01 per share, of Kosmos Energy Ltd., a company incorporated under the laws of Delaware (the “Registrant”), held by certain selling stockholders, which was filed with the Securities and Exchange Commission and became effective on March 14, 2019 (the “Registration Statement”).

In accordance with the Registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Registrant is deregistering by means of this post-effective amendment any shares remaining unsold under the Registration Statement. The Registrant is seeking to discontinue the effectiveness of the Registration Statement and deregister all such shares that remain unsold because the Registrant’s obligation to keep the Registration Statement effective has expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 16, 2019.

Kosmos Energy Ltd.

By:	/s/ Jason E. Doughty
Name: Jason E. Doughty Title: Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date set forth above.

Signature	Title

*	Chairman of the Board of Directors and Chief Executive Officer
Andrew G. Inglis	(Principal Executive Officer)
*	Senior Vice President and Chief Financial Officer
Thomas P. Chambers	(Principal Financial Officer)
*	Senior Vice President and Chief Accounting Officer
Paul M. Nobel	(Principal Accounting Officer)
*	Director
Brian F. Maxted
*	Director
Deanna L. Goodwin
*	Director
Sir Richard B. Dearlove
*	Director
Adebayo O. Ogunlesi
*	Director
Chris Tong

*By: /s/ Jason E. Doughty
Jason E. Doughty Attorney-in-Fact